Exhibits 5.2 and 23.2

April 10, 2009

PartnerRe Ltd.

90 Pitts Bay Road

Pembroke HM08

Bermuda

Ladies and Gentlemen:

We have acted as United States counsel in connection with the Registration Statement on Form S-3 (File No. 333-            ) (the “Registration Statement”) filed by PartnerRe Ltd., a Bermuda company (the “Company”), PartnerRe Finance A LLC, a Delaware limited liability company (“PRE Finance A”), PartnerRe Finance B LLC, a Delaware limited liability company (“PRE Finance B”), PartnerRe Finance C LLC, a Delaware limited liability company (“PRE Finance C”), and PartnerRe Finance II Inc., a Delaware corporation (“PRE Finance II”, and together with PRE Finance A, PRE Finance B and PRE Finance C, the “Finance Subsidiaries” and each, a “Finance Subsidiary”), PartnerRe Capital Trust II, a Delaware statutory trust (“PRE Capital Trust II”) and PartnerRe Capital Trust III, a Delaware statutory trust (“PRE Capital Trust III”, and together with PRE Capital II, the “Capital Trusts” and each, a “Capital Trust”) with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, for the registration of the sale from time to time of securities of the Company, the Finance Subsidiaries and the Capital Trusts, consisting of:

1. the Company’s senior and subordinated debt securities (collectively, the “Company Debt Securities”) and each Finance Subsidiary’s senior, subordinated and junior subordinated debt securities (collectively, the “Finance Subsidiary Debt Securities” and, together with the Company Debt Securities, the “Debt Securities”);

2. the Company’s common shares, par value $1.00 per share (“Common Shares”) and the Company’s preferred shares, par value $1.00 per share (“Preferred Shares”);

3. depositary shares representing fractional interests in Common Shares or Preferred Shares (“Depositary Shares”);

4. warrants to purchase Common Shares (“Common Share Warrants”), warrants to purchase Preferred Shares (“Preferred Share Warrants”) and warrants to purchase the Company Debt Securities (“Debt Warrants,” and together with Common Share Warrants and Preferred Share Warrants, the “Warrants”);

5. preferred securities of each Capital Trust (collectively, the “Trust Preferred Securities”);

6. share purchase contracts obligating the holders to purchase from the Company a specified number of Common Shares (“Share Purchase Contracts”), which may be issued separately or as part of share purchase units, and if issued as a part of share purchase units, such Share Purchase Contract may be combined with a beneficial interest in the Company Debt Securities, any Finance Subsidiary’s senior debt securities, subordinated debt securities or junior subordinated debt securities, Preferred Shares, Trust Preferred Securities or debt obligations of third parties securing the holder’s obligations to purchase Common Shares under the Share Purchase Contracts (“Share Purchase Units”);

7. the Company’s guarantees of the Finance Subsidiary Debt Securities (the “Debt Securities Guarantees”);

8. the Company’s guarantees of the Trust Preferred Securities (the “Trust Preferred Securities Guarantees”); and

9. units consisting of one or more Share Purchase Contracts, Share Purchase Units, Warrants, Debt Securities, Preferred Shares, Common Shares, Depositary Shares, Debt Securities Guarantees or Trust Preferred Securities Guarantees or any combination of these securities (“Units”).

The Debt Securities, Common Shares, Preferred Shares, Depositary Shares, Warrants, Trust Preferred Securities, Share Purchase Contracts, Share Purchase Units, Debt Securities Guarantees, Trust Preferred Securities Guarantees and Units are herein referred to collectively as the “Securities.”

The Company Debt Securities are to be issued under a senior indenture between the Company and The Bank of New York Mellon, as Trustee (the “Company Senior Indenture”), or a subordinated indenture between the Company and The Bank of New York Mellon, as Trustee (the “Company Subordinated Indenture”). The Company Senior Indenture and the Company Subordinated Indenture are referred to herein collectively as the “Company Indentures.”

Each Finance Subsidiary’s Debt Securities are to be issued under a senior indenture among the relevant Finance Subsidiary, the Company, as Guarantor, and The Bank of New York Mellon, as Trustee (each, a “Finance Subsidiary Senior Indenture”, and together the “Finance Subsidiary Senior Indentures”), a subordinated indenture among the relevant Finance Subsidiary, the Company, as Guarantor, and The Bank of New York Mellon, as Trustee (each, a “Finance Subsidiary Subordinated Indenture”, and together the “Finance Subsidiary Subordinated Indentures”), or a junior subordinated indenture among the relevant Finance Subsidiary, the Company, as Guarantor, and The Bank of New

York Mellon, as Trustee (each, a “Finance Subsidiary Junior Subordinated Indenture”, and together the “Finance Subsidiary Junior Subordinated Indentures”), and each Debt Securities Guarantee may be issued by the Company pursuant to a senior, subordinated or junior subordinated debt securities guarantee agreement between the Company, as Guarantor, and The Bank of New York Mellon, as Guarantee Trustee (each, a “Debt Securities Guarantee Agreement” and together, “Debt Securities Guarantee Agreements”). The Finance Subsidiary Senior Indentures, the Finance Subsidiary Subordinated Indentures and the Finance Subsidiary Junior Subordinated Indentures are referred to herein collectively as the “Finance Subsidiary Indentures.”

The Warrants are to be issued pursuant to the terms of one or more warrant agreements (the “Warrant Agreements”) to be entered into prior to the issuance of the Warrants between the Company and a warrant agent (the “Warrant Agent”).

Trust Preferred Securities may be issued by either Capital Trust pursuant to the terms of an amended and restated trust agreement among a Finance Subsidiary, as Depositor, The Bank of New York Mellon, as Property Trustee, BNY Mellon Trust of Delaware, as Delaware Trustee, and the Administrative Trustees named therein (each, an “Amended and Restated Trust Agreement”), and the related Trust Preferred Securities Guarantee may be issued by the Company pursuant to a trust preferred securities guarantee agreement between the Company, as Guarantor, and The Bank of New York Mellon, as Guarantee Trustee (the “Trust Preferred Securities Guarantee Agreements”).

The Share Purchase Contracts and Share Purchase Units will be issued under one or more share purchase contract agreements (each, a “Share Purchase Agreement”) to be entered into between the Company and the purchase contract agent to be named therein (the “Purchase Contract Agent”).

Units may be issued by the Company pursuant to the terms of one or more unit agreements to be entered into prior to the issuance of the Units among the Company, a bank or trust company, as unit agent (the “Unit Agent”) and the holders from time to time of the Units (each such Unit agreement, a “Unit Agreement”).

We, as your counsel, have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purposes of rendering this opinion.

Based upon the foregoing, we are of the opinion that:

1. When the Company Indentures and any supplemental indenture to be entered into in connection with the issuance of any Company Debt Securities have been duly authorized, executed and delivered by the Trustee and the Company; the specific terms of a particular series of Company Debt Securities have been duly authorized and established in accordance with the applicable Company Indenture; and such Company Debt Securities have been duly authorized, executed, authenticated, issued and delivered in accordance with the applicable Company Indenture and the applicable underwriting or other agreement against payment therefor, such Company Debt Securities will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

2. When the Finance Subsidiary Indentures and any supplemental indenture to be entered into in connection with the issuance of any Finance Subsidiary Debt Securities have been duly authorized, executed and delivered by the Trustee and the relevant Finance Subsidiary; the specific terms of a particular series of Finance Subsidiary Debt Securities have been duly authorized and established in accordance with the applicable Finance Subsidiary Indenture and such Debt Securities have been duly authorized, executed, authenticated, issued and delivered in accordance with the applicable Finance Subsidiary Indenture and the applicable underwriting or other agreement against payment therefor, such Finance Subsidiary Debt Securities will constitute valid and binding obligations of the applicable Finance Subsidiary, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

3. When the Depositary Shares have been duly authorized, the depositary receipts evidencing rights in the Depositary Shares have been duly executed by the relevant depositary and registered, and the Depositary Shares have been sold and delivered at the price and in accordance with the terms set forth in the Registration Statement and any prospectus supplement relating thereto, the Deposit Agreement and the applicable underwriting or other agreement, the Depositary Shares will entitle the holders thereof to the rights specified in the Deposit Agreement and the depositary receipts evidencing rights therein, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

4. When the Warrant Agreement to be entered into a connection with the issuance of any Warrants has been duly authorized, executed and delivered by the Warrant Agent and the Company; the specific terms of the Warrants have been duly authorized and established in accordance with the Warrant Agreement; and such Warrants have been duly authorized, executed, issued and delivered in accordance with the Warrant Agreement and the applicable underwriting or other agreement against payment therefor, such Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

5. When the Debt Securities Guarantees have been duly authorized by the Company, the applicable Debt Securities Guarantee Agreement has been duly executed and delivered and the Finance Subsidiary Debt Securities have been duly authorized, executed, authenticated, issued and delivered by a Finance Subsidiary in accordance with the applicable Finance Subsidiary Indenture and the applicable underwriting or other agreement against payment therefor, the Debt Securities Guarantees will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

6. When the Trust Preferred Securities Guarantees have been duly authorized by the Company, the applicable Trust Preferred Securities Guarantee Agreement has been duly executed and delivered and the Trust Preferred Securities have been duly authorized, executed, authenticated, issued and delivered by a Capital Trust in accordance with the applicable Amended and Restated Trust Agreement and the applicable underwriting or other agreement against payment therefor, the Trust Preferred Securities Guarantees will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

7. When the Share Purchase Agreement to be entered into in connection with the issuance of any Share Purchase Units and Share Purchase Contracts has been duly authorized, executed and delivered by the Purchase Contract Agent and the Company; the specific terms of the Share Purchase Units and Share Purchase Contracts have been duly authorized and established in accordance with the Share Purchase Agreement; and such Share Purchase Units and Share Purchase Contracts have been duly authorized, executed, issued and delivered in accordance with the Share Purchase Agreement and the applicable underwriting or other agreement against payment therefor, such Share Purchase Units and Share Purchase Contracts will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

8. When the Unit Agreement to be entered into in connection with the issuance of any Units has been duly authorized, executed and delivered by the Unit Agent and the Company; the specific terms of the Units have been duly authorized and established in accordance with the Unit Agreement; and such

Units have been duly authorized, executed, issued and delivered in accordance with the Unit Agreement and the applicable underwriting or other agreement against payment therefor, such Units will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such Security, (i) the Company or any Finance Subsidiary, as applicable, shall have duly established the terms of such Security and duly authorized the issuance and sale of such Security and such authorization shall not have been modified or rescinded; (ii) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded; and (iii) there shall not have occurred any change in law affecting the validity or enforceability of such Security. We have also assumed that none of the terms of any Security to be established subsequent to the date hereof, nor the issuance and delivery of such Security, nor the compliance by the Company or any Finance Subsidiary, as applicable, with the terms of such Security will violate any applicable law or public policy or will result in a violation of any provision of any instrument or agreement then binding upon the Company or any Finance Subsidiary, as applicable, or any restriction imposed by any court or governmental body having jurisdiction over the Company or any Finance Subsidiary, as applicable.

We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware. With respect to all matters of Bermudian law, you have been delivered, and we understand that you are relying on, the opinion of Mr. Marc Wetherhill, corporate counsel for the Company, dated the date hereof, which is being filed as Exhibit 5.1 to the Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above, and further consent to the reference to our name under the caption “Legal Opinions” in the prospectus, which is a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent.

Very truly yours,

/s/ Davis Polk & Wardwell

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